Exhibit 99.1

MEGA MATRIX CORP. ANNOUCED THAT IT HAS SUCCESSFULLY CLOSED THE ACQUISITION OF 60% OF THE PARENT OF FLEXTV, A SHORT DRAMA STREAMING PLATFORM

PALO ALTO, CA, January 8, 2024 (GLOBE NEWSWIRE) -- Mega Matrix Corp. (“MPU” or the “Company”) (NYSE American: MPU), today announced that it has entered into and closed a definitive Share Exchange Agreement with FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte, Ltd. (“Yuder”), and the shareholders of FunVerse. Pursuant to the agreement, the Company acquired 51,375,000 FunVerse’s shares, which represents 60% of voting capital stock of FunVerse, in exchange for 1,500,000 shares of common stock of the Company, par value $0.001.

Through Yuder, FunVerse now operates FlexTV, a short drama streaming platform based in Singapore. FlexTV produces English and Thai dramas and its users are spread across various countries such as Europe, America, and Southeast Asia. The production teams work in locations including the United States, United Kingdom, Australia, and Thailand.

Management Commentary

Mr. Yucheng Hu, CEO of Mega Matrix Corp. said, “With the acquisition of FlexTV , we are embarking on an exciting journey of growth and innovation. By harnessing the power of the Company’s operational ability and market influence, we expect to see a significant uplift in FlexTV’s business performance. We plan to to enhance our global footprint in the streaming world and to ensure we deliver substantial value to our shareholders in 2024.

FlexTV’s expertise in producing English and Thai dramas, combined with our expanded resources, sets the stage for a transformative impact on the market. This year is all about leveraging our strengths to not just meet but exceed businessand artistic aspirations.

We are deeply committed to this vision and believe that this acquisition is a pivotal step towards reshaping the media landscape and generating robust returns for our shareholders.”

About Mega Matrix: Mega Matrix Corp. is a holding company located in Palo Alto, California with four subsidiaries: Saving Digital Pte. Ltd., a Singapore corporation (“Saving”), Mega Matrix, Inc., an exempted company incorporated under the laws of the Cayman Islands, Mega Metaverse Corp., a California corporation (“Mega”), and Marsprotocol Technologies Pte. Ltd., a Singapore corporation (“MTP”). The Company focuses on crypto-related and short drama business. For more information, please contact info@megamatrix.io or visit: http://www.megamatrix.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate future acquisitions; ability to grow and expand our FlexTV business; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic; the occurrence of any event, change or other circumstances that could affect the Company’s ability to continue successful development of its digital assets staking business model; the possibility that the Company may not succeed in developing its new lines of businesses due to, among other things, changes in the business environment, competition, changes in regulation, or other economic and policy factors; and the possibility that the Company’s new lines of business may be adversely affected by other economic, business, and/or competitive factors. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.